Papa Johns Promotes Ravi Thanawala to
Chief Financial Officer and President, North America

LOUISVILLE, Ky. – November 18, 2025 – Papa John’s International, Inc. (Nasdaq: PZZA) (“Papa Johns”) (the “Company”) today announced that Ravi Thanawala, most recently Chief Financial Officer and Executive Vice President, International, has been promoted to Chief Financial Officer and President, North America, in which role he will lead the Company’s North American business, including restaurant operations and development strategies along with his CFO responsibilities. In connection with his appointment, the Company’s International business will be led by Chris Lyn-Sue, who has been promoted from Senior Vice President, Head of International Markets to Senior Vice President, General Manager of International. Thanawala and Lyn-Sue will report directly to President and Chief Executive Officer Todd Penegor. These changes are effective immediately.

Thanawala joined Papa Johns as CFO in 2023 and was promoted to CFO and EVP, International in 2024. He served as the Company’s Interim CEO from March 2024 to August 2024. As a result of the improvement initiatives that have been implemented in the Company’s International business under Thanawala’s stewardship, Papa Johns recently reported its fourth consecutive quarter of positive International comparable sales, with sequential improvement each quarter.

“Ravi is a proven leader whose disciplined focus on operating execution, compelling product innovation, and cost management has generated meaningful growth across Papa Johns’ International business,” said Penegor. “Given his track record with Papa Johns international business and his success with consumer brand turnarounds, we are confident that Ravi is the right person to guide our North America business through current headwinds and help accelerate our transformation to deliver greater value for shareholders, customers and franchisees.”

In connection with the management changes announced today, Joe Sieve, Chief Restaurant and Global Development Officer, is departing the Company.

Penegor continued, “On behalf of the Board and management team, I’d like to thank Joe for his dedication and service to Papa Johns. We wish him all the best in his next chapter.”

About Ravi Thanawala

Thanawala was appointed Chief Financial Officer and EVP, International in September 2024 after serving as the Company’s Chief Financial Officer since July 2023. He served as the Company’s Interim Chief Executive Officer from March 2024 to August 2024.

Thanawala joined Papa Johns from Nike, Inc., where he most recently served as Chief Financial Officer of Nike North America, Nike Inc.’s largest division, generating approximately $20 billion in revenue on an annual basis.

During his seven years at Nike, Inc., Thanawala also served as the Global VP and CFO of the Converse brand, which included working within a franchise model that comprised most of the brand’s international business. In this role, he guided Nike’s global omnichannel direct-to-consumer strategy, successfully turning around the $3.5 billion dollar Converse brand. In addition, he was the Global VP of Retail Excellence, overseeing the brand’s performance across its business channels of franchises, licenses, direct to consumer and wholesale.

Prior to Nike, Inc., Thanawala spent eight years at ANN INC. with progressively increasing responsibilities in finance and operations. He served in the finance leadership role for LOFT; led ANN INC’s Asia operations, global logistics and international trade based in Hong Kong; and eventually became CFO of the ANN INC. business, a subsidiary of Ascena Retail Group, Inc.

About Papa Johns

Papa John’s International, Inc. (Nasdaq: PZZA) opened its doors in 1984 with one goal in mind: BETTER INGREDIENTS. BETTER PIZZA.® Papa Johns believes that using high-quality ingredients leads to superior quality pizzas. Its original dough is made of only six ingredients and is fresh, never frozen. Papa Johns tops its pizzas with real cheese made from mozzarella, pizza sauce made with vine-ripened tomatoes that go from vine to can in the same day and meat free of fillers. It was the first national pizza delivery chain to announce the removal of artificial flavors and synthetic colors from its entire food menu. Papa Johns is co-headquartered in Atlanta, Ga. and Louisville, Ky. and is the world’s third-largest pizza delivery company with approximately 6,000 restaurants in approximately 50 countries and territories. For more information about the company or to order pizza online, visit www.PapaJohns.com or download the Papa Johns mobile app for iOS or Android.

Forward-Looking Statements

Certain matters discussed in this press release which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Part I. Item 1A. - Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 29, 2024. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact

Papa Johns Investor Relations
investor_relations@papajohns.com

Papa Johns Press Contact
press@papajohns.com